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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-8 (Amended and Restated Employee Savings Plan of Pegasus Gold Corporation, File #33-98968) of our report dated March 27, 1998, on our audits of the consolidated financial statements and financial statement schedules of Pegasus Gold, Inc. as at December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in this Annual Report on Form 10-K.



/s/ Coopers & Lybrand
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Chartered Accountants
Vancouver, B.C., Canada
May 20, 1998